JPMorgan Chase Financial Company LLC	July 2021

Pricing Supplement

Registration Statement Nos. 333-236659 and 333-236659-01

Dated July 26, 2021

Filed pursuant to Rule 424(b)(2)

Structured Investments

Opportunities in U.S. Equities

Jump Securities Based on the Performance of a Basket of Three Underlying Stocks due January 31, 2023

Principal at Risk Securities

Fully and Unconditionally Guaranteed by JPMorgan Chase & Co.

The Jump Securities do not pay interest and do not guarantee the return of any of the principal at maturity. At maturity, you will receive for each security that you hold an amount in cash that will vary depending on the performance of the basket, as determined on the valuation date. If the final basket value is greater than or equal to the initial basket value, you will receive for each security that you hold at maturity a fixed cash payment equal to the upside payment in addition to the stated principal amount. If the final basket value is less than the initial basket value, the payment due at maturity will be less than the stated principal amount of the securities by an amount that is proportionate to the percentage decrease in the final basket value from the initial basket value and could be zero. Accordingly, investors may lose their entire initial investment in the securities. Investors will not participate in any appreciation of the basket above 26.75%. The Jump Securities are for investors who seek exposure to an equally weighted basket of the three underlying stocks specified below and who are willing to risk their principal and forgo current income in exchange for the upside payment feature that applies to a limited range of the performance of the basket. The securities are unsecured and unsubordinated obligations of JPMorgan Chase Financial Company LLC, which we refer to as JPMorgan Financial, the payment on which is fully and unconditionally guaranteed by JPMorgan Chase & Co., issued as part of JPMorgan Financial’s Medium-Term Notes, Series A, program. Any payment on the securities is subject to the credit risk of JPMorgan Financial, as issuer of the securities, and the credit risk of JPMorgan Chase & Co., as guarantor of the securities.

FINAL TERMS
Issuer:	JPMorgan Chase Financial Company LLC, an indirect, wholly owned finance subsidiary of JPMorgan Chase & Co.
Guarantor:	JPMorgan Chase & Co.
Basket:	Basket components	Bloomberg ticker symbol	Basket component weighting
	Common stock of Apple Inc. (“AAPL”)	AAPL UW Equity	1/3
	Common stock of Amazon.com, Inc. (“AMZN”)	AMZN UW Equity	1/3
	Class A common stock of DraftKings Inc. (“DKNG”)	DKNG UW Equity	1/3
We refer to AAPL, AMZN and DKNG as the underlying stocks and the basket components.
Aggregate principal amount:	$6,025,000
Payment at maturity:	If the final basket value is greater than or equal to the initial basket value, you will receive at maturity a cash payment per $10 stated principal amount security equal to:
$10 + upside payment
If the final basket value is less than the initial basket value, you will receive at maturity a cash payment per $10 stated principal amount security equal to:
$10 × basket performance factor
This amount will be less than the stated principal amount of $10, and will represent a loss of some or all of your principal amount.
Upside payment:	$2.675 per $10 stated principal amount security (26.75% of the stated principal amount)
Basket performance factor:	final basket value / initial basket value
Initial basket value:	Set equal to 100 on the pricing date
Final basket value:	The basket closing value on the valuation date
Stated principal amount:	$10 per security
Issue price:	$10 per security (see “Commissions and issue price” below)
Pricing date:	July 26, 2021
Original issue date (settlement date):	July 29, 2021
Valuation date:	January 26, 2023, subject to postponement in the event of certain market disruption events and as described under “General Terms of Notes — Postponement of a Determination Date — Notes Linked to Multiple Underlyings” in the accompanying product supplement
Maturity date:	January 31, 2023, subject to postponement in the event of certain market disruption events and as described under “General Terms of Notes — Postponement of a Payment Date” in the accompanying product supplement
CUSIP / ISIN:	48132X115 / US48132X1155
Listing:	The securities will not be listed on any securities exchange.
Agent:	J.P. Morgan Securities LLC (“JPMS”)
Terms continued on the following page
Commissions and issue price:	Price to public(1)	Fees and commissions	Proceeds to issuer
Per security	$10.00	$0.20(2)	$9.75
$0.05(3)
Total	$6,025,000.00	$150,625.00	$5,874,375.00

(1)	See “Additional Information about the Securities — Supplemental use of proceeds and hedging” in this document for information about the components of the price to public of the securities.
(2)	JPMS, acting as agent for JPMorgan Financial, will pay all of the selling commissions of $0.20 per $10 stated principal amount security it receives from us to Morgan Stanley Smith Barney LLC (“Morgan Stanley Wealth Management”). See “Plan of Distribution (Conflicts of Interest)” in the accompanying product supplement.
(3)	Reflects a structuring fee payable to Morgan Stanley Wealth Management by the agent or its affiliates of $0.05 for each $10 stated principal amount security.

The estimated value of the securities on the pricing date was $9.532 per $10 stated principal amount security. See “Additional Information about the Securities — The estimated value of the securities” in this document for additional information.

Investing in the securities involves a number of risks. See “Risk Factors” beginning on page S-2 of the accompanying prospectus supplement, “Risk Factors” beginning on page PS-12 of the accompanying product supplement and “Risk Factors” beginning on page 9 of this document.

Neither the Securities and Exchange Commission (the “SEC”) nor any state securities commission has approved or disapproved of the securities or passed upon the accuracy or the adequacy of this document or the accompanying product supplement, prospectus supplement and prospectus. Any representation to the contrary is a criminal offense.

The securities are not bank deposits, are not insured by the Federal Deposit Insurance Corporation or any other governmental agency, and are not obligations of, or guaranteed by, a bank.

You should read this document together with the related product supplement, prospectus supplement and prospectus, each of which can be accessed via the hyperlinks below. Please also see “Additional Information about the Securities” at the end of this document.

Product supplement no. MS-1-II dated November 4, 2020: http://www.sec.gov/Archives/edgar/data/19617/000095010320021469/crt_dp139325-424b2.pdf

Prospectus supplement and prospectus, each dated April 8, 2020: http://www.sec.gov/Archives/edgar/data/19617/000095010320007214/crt_dp124361-424b2.pdf

JPMorgan Chase Financial Company LLC

Jump Securities Based on the Performance of a Basket of Three Underlying Stocks due January 31, 2023

Principal at Risk Securities

Terms continued from previous page:

Basket closing value:

The basket closing value on the valuation date will be calculated as follows:

100 × [1 + sum of (basket component return of each basket component × basket component weighting of that basket component)]

Basket component return:	On the valuation date, the basket component return for each basket component is equal to the share return for that basket component on the valuation date
Stock return:	With respect to each underlying stock, (final stock price – initial stock price) initial stock price
Initial stock price:	With respect to each underlying stock, the closing price of one share of that underlying stock on the pricing date, which was $148.99 for the common stock of Apple Inc., $3,699.82 for the common stock of Amazon.com, Inc. and $49.22 for the common stock of DraftKings Inc.
Final stock price:	With respect to each underlying stock, the closing price of one share of that underlying stock on the valuation date
Stock adjustment factor:	The stock adjustment factor of each underlying stock is referenced in determining the closing price of one share of that underlying stock and is set initially at 1.0 on the pricing date. The stock adjustment factor of each underlying stock is subject to adjustment in the event of certain corporate events affecting that underlying stock.

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JPMorgan Chase Financial Company LLC

Jump Securities Based on the Performance of a Basket of Three Underlying Stocks due January 31, 2023

Principal at Risk Securities

Investment Summary

The Jump Securities

The Jump Securities Based on the Performance of a Basket of Three underlying stocks due January 31, 2023 (the “securities”) can be used:

▪	As an alternative to direct exposure to the basket components that provides a fixed, positive return of at least 26.75% (as reflected in the upside payment of at least $2.675 per $10 stated principal amount security) if the final basket value is greater than or equal to the initial basket value. The actual upside payment will be provided in the pricing supplement and will not be less than $2.675 per $10 stated principal amount security.
▪	To enhance returns and potentially outperform the basket in a moderately bullish scenario.

If the final basket value is less than the initial basket value, the securities are exposed on a 1-to-1 basis to any percentage decline of the final basket value from the initial basket value. Accordingly, investors may lose their entire initial investment in the securities.

Maturity:	Approximately 18 months
Upside payment:	$2.675 per $10 stated principal amount security (26.75% of the stated principal amount)
Minimum payment at maturity:	None. Investors may lose their entire initial investment in the securities.
Interest:	None
Basket component weightings:	1/3 for AAPL, 1/3 for AMZN and 1/3 for DKNG

Supplemental Terms of the Securities

For purposes of the accompanying product supplement, each underlying stock is a “Reference Stock”

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JPMorgan Chase Financial Company LLC

Jump Securities Based on the Performance of a Basket of Three Underlying Stocks due January 31, 2023

Principal at Risk Securities

Key Investment Rationale

This investment offers a fixed, positive return at maturity if the final basket value is greater than or equal to the initial basket value. However, if the final basket value is less than the initial basket value, the payment at maturity will be less than the stated principal amount and could be zero.

Upside Scenario	If the final basket value is greater than or equal to the initial basket value, the payment at maturity for each security will be equal to $10.00 plus the upside payment of $2.675 per $10 stated principal amount security.
Downside Scenario	If the final basket value is less than the initial basket value, you will lose 1% for every 1% decline of the value of the basket from the initial basket value to the final basket value (e.g., a 50% depreciation of the basket will result in the payment at maturity that is less than the stated principal amount by 50%, or $5 per $10 stated principal amount security).

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JPMorgan Chase Financial Company LLC

Jump Securities Based on the Performance of a Basket of Three Underlying Stocks due January 31, 2023

Principal at Risk Securities

How the Jump Securities Work

Payoff Diagram

The payoff diagram below illustrates the payment at maturity on the securities based on the following terms:

Stated principal amount:	$10 per stated principal amount security
Upside payment:	$2.675 (26.75% of the stated principal amount) per $10 stated principal amount security

Jump Securities Payoff Diagram

The Jump Securities
The Basket
$10 + $2.675 Upside Payment
$10 Stated Principal Amount
26.75%
Payment at Maturity on the Jump Securities
$16.00
$14.00
$12.00
$10.00
$8.00
$6.00
$4.00
-60%
-40%
-20%
0%
20%
40%
60%
Percentage Change in the Basket

How it works

▪	Upside Scenario: If the final basket value is greater than or equal to the initial basket value, the payment at maturity in all cases is equal to the $10 stated principal amount plus the upside payment. Under the terms of the securities, in the payoff diagram, an investor will receive the payment at maturity of $12.675 per security if the final basket value is greater than or equal to the initial basket value.
▪	Downside Scenario: If the final basket value is less than the initial basket value, investors will receive an amount that is less than the stated principal amount by an amount proportionate to the percentage decrease of the final basket value from the initial basket value.
▪	For example, if the final basket value declines by 50% from the initial basket value, investors will lose 50% of their principal and the payment at maturity will be $5 per $10 stated principal amount security (50% of the stated principal amount).

The hypothetical returns and hypothetical payments on the securities shown above apply only if you hold the securities for their entire term. These hypotheticals do not reflect fees or expenses that would be associated with any sale in the secondary market. If these fees and expenses were included, the hypothetical returns and hypothetical payments shown above would likely be lower.

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JPMorgan Chase Financial Company LLC

Jump Securities Based on the Performance of a Basket of Three Underlying Stocks due January 31, 2023

Principal at Risk Securities

Hypothetical Payouts on the Jump Securities at Maturity

Below are three examples of how to calculate the payment at maturity based on the hypothetical closing prices of one share of the underlying stocks in the respective tables below. The following hypothetical examples are provided for illustrative purposes only. Actual results may vary. The hypothetical initial stock price of each underlying stock of $100.00 has been chosen for illustrative purposes only and does not represent the actual initial stock price of either underlying stock. The actual initial stock price of each underlying stock will be the closing price of one share of the underlying stock on the pricing date and will be provided in the pricing supplement. For historical data regarding the actual closing prices of one share of each underlying stock, please see the historical information set forth under “Basket Overview” in this pricing supplement. For purposes of these examples, the “basket return” is as defined below.

Example 1:  The final basket value is greater than or equal to the initial basket value, and the return on the securities is greater than the basket return.

Basket component	Basket component weighting	Hypothetical initial stock price	Hypothetical final stock price	Basket component return
AAPL	1/3	$100.00	$103.00	+3.00%
AMZN	1/3	$100.00	$103.00	+3.00%
DKNG	1/3	$100.00	$103.00	+3.00%

Basket return = (final basket value – initial basket value) / initial basket value

Initial basket value = 100

Final basket level = 100 × [1 + sum of (basket component return of each basket component × basket component weighting of that basket component)]

Using the hypothetical values above, the sum of the basket component return of each basket component times the basket component weighting of that basket component:

[($103.00 – $100.00) / $100.00] × 1/3 = 1.00%
[($103.00 – $100.00) / $100.00] × 1/3 = 1.00%
[($103.00 – $100.00) / $100.00] × 1/3 = 1.00%
1.00% + 1.00%+ 1.00% = 3.00%
Final basket value		=	100 × (1 + 3.00%), which equals 103
Basket return	=		(103 – 100) / 100, which equals 3.00%

Because the final basket value is greater than or equal to the initial basket value, the payment at maturity per security will equal $10 plus the hypothetical upside payment of $2.675, or:

$10 + $2.675 = $12.675

In this example, the upside payment results in a return on the securities that is greater than the basket return.

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JPMorgan Chase Financial Company LLC

Jump Securities Based on the Performance of a Basket of Three Underlying Stocks due January 31, 2023

Principal at Risk Securities

Example 2:  The final basket value is greater than or equal to the initial basket value, and the return on the securities is less than the basket return.

Basket component	Basket component weighting	Hypothetical initial stock price	Hypothetical final stock price	Basket component return
AAPL	1/3	$100.00	$160.00	+60.00%
AMZN	1/3	$100.00	$160.00	+60.00%
DKNG	1/3	$100.00	$160.00	+60.00%

Basket return = (final basket value – initial basket value) / initial basket value

Initial basket value = 100

Final basket level = 100 × [1 + sum of (basket component return of each basket component × basket component weighting of that basket component)]

Using the hypothetical values above, the sum of the basket component return of each basket component times the basket component weighting of that basket component:

[($160.00 – $100.00) / $100.00] × 1/3 = 20.00%
[($160.00 – $100.00) / $100.00] × 1/3 = 20.00%
[($160.00 – $100.00) / $100.00] × 1/3 = 20.00%
20.00% + 20.00%+ 20.00% = 60.00%
Final basket value		=	100 × (1 + 60.00%), which equals 160
Basket return	=		(160 – 100) / 100, which equals 60.00%

Because the final basket value is greater than or equal to the initial basket value, the payment at maturity per security will equal $10 plus the hypothetical upside payment of $2.675, or:

$10 + $2.675 = $12.675

In this example, the upside payment results in a return on the securities that is less than the basket return, despite the significant appreciation of the basket from the initial basket value to the final basket value.

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JPMorgan Chase Financial Company LLC

Jump Securities Based on the Performance of a Basket of Three Underlying Stocks due January 31, 2023

Principal at Risk Securities

Example 3: The final basket value is less than the initial basket value.

Basket component	Basket component weighting	Hypothetical initial stock price	Hypothetical final stock price	Basket component return
AAPL	1/3	$100.00	$40.00	-60.00%
AMZN	1/3	$100.00	$103.00	+3.00%
DKNG	1/3	$100.00	$103.00	+3.00%

Basket performance factor = final basket value / initial basket value

Initial basket value = 100

Final basket level = 100 × [1 + sum of (basket component return of each basket component × basket component weighting of that basket component)]

Using the hypothetical values above, the sum of the basket component return of each basket component times the basket component weighting of that basket component:

[($40.00 – $100.00) / $100.00] × 1/3 = -20.00%
[($103.00 – $100.00) / $100.00] × 1/3 = 1.00%
[($103.00 – $100.00) / $100.00] × 1/3 = 1.00%
(-20.00%) + 1.00% + 1.00% = -18.00%
Final basket value	=	100 × (1 + (-18.00%)), which equals 82
Basket performance factor	=	82 / 100, which equals 82.00%

In the above example, the final stock prices of all the basket components except for AAPL (with a combined weighting of 2/3 of the basket) are each higher than their respective initial stock prices, but the final stock price of AAPL (with a weighting of 1/3 of the basket) is lower than its initial stock price. Accordingly, although the final stock prices of 2/3 of the basket components (by weight) have increased in value over their respective initial stock prices, the final stock price of the other 1/3 (by weight) of the basket has declined and, because it has declined significantly, its decline more than offsets the increases in the other basket components and, consequently, the basket performance factor is less than 100%.

Because the final basket value is less than the initial basket value in this example, the payment at maturity per security will equal $10 times the basket performance factor; or

$10 × 82.00% = $8.20

In this example, the payment at maturity per security will be $8.20, which is less than the stated principal amount by an amount that is proportionate to the percentage decline in the basket.

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JPMorgan Chase Financial Company LLC

Jump Securities Based on the Performance of a Basket of Three Underlying Stocks due January 31, 2023

Principal at Risk Securities

Risk Factors

The following is a non-exhaustive list of certain key risk factors for investors in the securities. For further discussion of these and other risks, you should read the sections entitled “Risk Factors” of the accompanying prospectus supplement and the accompanying product supplement. We urge you to consult your investment, legal, tax, accounting and other advisers in connection with your investment in the securities.

Risks Relating to the Securities Generally

▪	The securities do not pay interest or guarantee the return of any principal and your investment in the securities may result in a loss. The terms of the securities differ from those of ordinary debt securities in that the securities do not pay interest or guarantee the payment of any stated principal amount at maturity. If the final basket value is less than the initial basket value, you will receive for each security that you hold a payment at maturity that is less than the $10 stated principal amount of each security by an amount proportionate to the decline in the closing value of the basket on the valuation date from the initial basket value. There is no minimum payment at maturity on the securities and, accordingly, you could lose your entire principal amount.
▪	Appreciation potential is fixed and limited. When the final index value is greater than or equal to the initial index value, the appreciation potential of the securities is limited to the fixed upside payment of $2.675 per security (26.75% of the stated principal amount), even if the final index value is significantly greater than the initial index value. See “How the Jump Securities Work” on page 5 above.
▪	Your ability to receive the upside payment may terminate on the valuation date. If the final basket value is less than the initial basket value, you will not be entitled to receive the upside payment at maturity. Under these circumstances, you will lose some or all of your principal amount at maturity.
▪	The securities are subject to the credit risks of JPMorgan Financial and JPMorgan Chase & Co., and any actual or anticipated changes to our or JPMorgan Chase & Co.’s credit ratings or credit spreads may adversely affect the market value of the securities. Investors are dependent on our and JPMorgan Chase & Co.’s ability to pay all amounts due on the securities. Any actual or anticipated decline in our or JPMorgan Chase & Co.’s credit ratings or increase in our or JPMorgan Chase & Co.’s credit spreads determined by the market for taking that credit risk is likely to adversely affect the market value of the securities. If we and JPMorgan Chase & Co. were to default on our payment obligations, you may not receive any amounts owed to you under the securities and you could lose your entire investment.
▪	As a finance subsidiary, JPMorgan Financial has no independent operations and has limited assets. As a finance subsidiary of JPMorgan Chase & Co., we have no independent operations beyond the issuance and administration of our securities. Aside from the initial capital contribution from JPMorgan Chase & Co., substantially all of our assets relate to obligations of our affiliates to make payments under loans made by us or other intercompany agreements. As a result, we are dependent upon payments from our affiliates to meet our obligations under the securities. If these affiliates do not make payments to us and we fail to make payments on the securities, you may have to seek payment under the related guarantee by JPMorgan Chase & Co., and that guarantee will rank pari passu with all other unsecured and unsubordinated obligations of JPMorgan Chase & Co.
▪	Correlation (or lack of correlation) of performances among the basket components may reduce the performance of the basket, and changes in the values of the basket components may offset each other. The securities are linked to an equally weighted basket consisting of the basket components. Movements and performances of the basket components may or may not be correlated with each other. At a time when the value of one or more of the basket components increases, the values of the other basket components may not increase as much or may decline. Therefore, in calculating the final basket value, increases in the value of one or more of the basket components may be moderated, or more than offset, by the lesser increases or declines in the values of the other basket components. High correlation of movements in the values of the basket components during periods of negative returns could have an adverse effect on your return on your investment. There can be no assurance that the final basket value will be greater than the initial basket value.

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JPMorgan Chase Financial Company LLC

Jump Securities Based on the Performance of a Basket of Three Underlying Stocks due January 31, 2023

Principal at Risk Securities

▪	Secondary trading may be limited. The securities will not be listed on a securities exchange. There may be little or no secondary market for the securities. Even if there is a secondary market, it may not provide enough liquidity to allow you to trade or sell the securities easily. JPMS may act as a market maker for the securities, but is not required to do so. Because we do not expect that other market makers will participate significantly in the secondary market for the securities, the price at which you may be able to trade your securities is likely to depend on the price, if any, at which JPMS is willing to buy the securities. If at any time JPMS or another agent does not act as a market maker, it is likely that there would be little or no secondary market for the securities.
▪	The tax consequences of an investment in the securities are uncertain. There is no direct legal authority as to the proper U.S. federal income tax characterization of the securities, and we do not intend to request a ruling from the IRS. The IRS might not accept, and a court might not uphold, the treatment of the securities described in “Additional Information about the Securities ― Additional Provisions ― Tax considerations” in this document and in “Material U.S. Federal Income Tax Consequences” in the accompanying product supplement. If the IRS were successful in asserting an alternative treatment for the securities, the timing and character of any income or loss on the securities could differ materially and adversely from our description herein. In addition, in 2007 Treasury and the IRS released a notice requesting comments on the U.S. federal income tax treatment of “prepaid forward contracts” and similar instruments. The notice focuses in particular on whether to require investors in these instruments to accrue income over the term of their investment. It also asks for comments on a number of related topics, including the character of income or loss with respect to these instruments; the relevance of factors such as the nature of the underlying property to which the instruments are linked; the degree, if any, to which income (including any mandated accruals) realized by non-U.S. investors should be subject to withholding tax; and whether these instruments are or should be subject to the “constructive ownership” regime, which very generally can operate to recharacterize certain long-term capital gain as ordinary income and impose a notional interest charge. While the notice requests comments on appropriate transition rules and effective dates, any Treasury regulations or other guidance promulgated after consideration of these issues could materially and adversely affect the tax consequences of an investment in the securities, possibly with retroactive effect. You should review carefully the section entitled “Material U.S. Federal Income Tax Consequences” in the accompanying product supplement and consult your tax adviser regarding the U.S. federal income tax consequences of an investment in the securities, including possible alternative treatments and the issues presented by this notice.

Risks Relating to Conflicts of Interest

▪	Economic interests of the issuer, the guarantor, the calculation agent, the agent of the offering of the securities and other affiliates of the issuer may be different from those of investors. We and our affiliates play a variety of roles in connection with the issuance of the securities, including acting as calculation agent and as an agent of the offering of the securities, hedging our obligations under the securities and making the assumptions used to determine the pricing of the securities and the estimated value of the securities, which we refer to as the estimated value of the securities. In performing these duties, our and JPMorgan Chase & Co.’s economic interests and the economic interests of the calculation agent and other affiliates of ours are potentially adverse to your interests as an investor in the securities. The calculation agent will determine the final basket value and will calculate the amount of payment you will receive at maturity, if any. Determinations made by the calculation agent, including with respect to the occurrence or non-occurrence of market disruption events or any anti-dilution adjustments, may affect the payment to you at maturity.

In addition, our and JPMorgan Chase & Co.’s business activities, including hedging and trading activities, could cause our and JPMorgan Chase & Co.’s economic interests to be adverse to yours and could adversely affect any payment on the securities and the value of the securities. It is possible that hedging or trading activities of ours or our affiliates in connection with the securities could result in substantial returns for us or our affiliates while the value of the securities declines. Please refer to “Risk Factors — Risks Relating to Conflicts of Interest” in the accompanying product supplement for additional information about these risks.

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JPMorgan Chase Financial Company LLC

Jump Securities Based on the Performance of a Basket of Three Underlying Stocks due January 31, 2023

Principal at Risk Securities

▪	Hedging and trading activities by the issuer and its affiliates could potentially affect the value of the securities. The hedging or trading activities of the issuer’s affiliates and of any other hedging counterparty with respect to the securities on or prior to the pricing date and prior to maturity could have adversely affected, and may continue to adversely affect, the values of the basket components and, as a result, could decrease the amount an investor may receive on the securities at maturity, if any. Any of these hedging or trading activities on or prior to the pricing date could potentially have affected the initial stock price of a basket component and, therefore, could potentially increase the value that the final stock price of a basket component must reach before you receive a payment at maturity that exceeds the issue price of the securities or so that you do not suffer a loss on your initial investment in the securities. Additionally, these hedging or trading activities during the term of the securities, including on the valuation date, could adversely affect the final basket value and, accordingly, the payment to you at maturity, if any. It is possible that these hedging or trading activities could result in substantial returns for us or our affiliates while the value of the securities declines.

Risks Relating to the Estimated Value and Secondary Market Prices of the Securities

▪	The estimated value of the securities is lower than the original issue price (price to public) of the securities. The estimated value of the securities is only an estimate determined by reference to several factors. The original issue price of the securities exceeds the estimated value of the securities because costs associated with selling, structuring and hedging the securities are included in the original issue price of the securities. These costs include the selling commissions, the structuring fee, the projected profits, if any, that our affiliates expect to realize for assuming risks inherent in hedging our obligations under the securities and the estimated cost of hedging our obligations under the securities. See “Additional Information about the Securities — The estimated value of the securities” in this document.
▪	The estimated value of the securities does not represent future values of the securities and may differ from others’ estimates. The estimated value of the securities is determined by reference to internal pricing models of our affiliates. This estimated value of the securities is based on market conditions and other relevant factors existing at the time of pricing and assumptions about market parameters, which can include volatility, dividend rates, interest rates and other factors. Different pricing models and assumptions could provide valuations for the securities that are greater than or less than the estimated value of the securities. In addition, market conditions and other relevant factors in the future may change, and any assumptions may prove to be incorrect. On future dates, the value of the securities could change significantly based on, among other things, changes in market conditions, our or JPMorgan Chase & Co.’s creditworthiness, interest rate movements and other relevant factors, which may impact the price, if any, at which JPMS would be willing to buy securities from you in secondary market transactions. See “Additional Information about the Securities — The estimated value of the securities” in this document.
▪	The estimated value of the securities is derived by reference to an internal funding rate. The internal funding rate used in the determination of the estimated value of the securities may differ from the market-implied funding rate for vanilla fixed income instruments of a similar maturity issued by JPMorgan Chase & Co. or its affiliates. Any difference may be based on, among other things, our and our affiliates’ view of the funding value of the securities as well as the higher issuance, operational and ongoing liability management costs of the securities in comparison to those costs for the conventional fixed income instruments of JPMorgan Chase & Co. This internal funding rate is based on certain market inputs and assumptions, which may prove to be incorrect, and is intended to approximate the prevailing market replacement funding rate for the securities. The use of an internal funding rate and any potential changes to that rate may have an adverse effect on the terms of the securities and any secondary market prices of the securities. See “Additional Information about the Securities — The estimated value of the securities” in this document.
▪	The value of the securities as published by JPMS (and which may be reflected on customer account statements) may be higher than the then-current estimated value of the securities for a limited time period. We generally expect that some of the costs included in the original issue price of the securities will be partially paid back to you in connection with any repurchases of your securities by JPMS in an amount that will decline to zero over an initial predetermined period. These costs can include selling commissions, the structuring fee, projected hedging profits, if any, and, in some circumstances, estimated hedging costs and our internal secondary market funding rates for structured debt issuances. See “Additional Information about the Securities — Secondary market prices of the securities” in this document

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JPMorgan Chase Financial Company LLC

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Principal at Risk Securities

for additional information relating to this initial period. Accordingly, the estimated value of your securities during this initial period may be lower than the value of the securities as published by JPMS (and which may be shown on your customer account statements).

▪	Secondary market prices of the securities will likely be lower than the original issue price of the securities. Any secondary market prices of the securities will likely be lower than the original issue price of the securities because, among other things, secondary market prices take into account our internal secondary market funding rates for structured debt issuances and, also, because secondary market prices may exclude selling commissions, the structuring fee, projected hedging profits, if any, and estimated hedging costs that are included in the original issue price of the securities. As a result, the price, if any, at which JPMS will be willing to buy securities from you in secondary market transactions, if at all, is likely to be lower than the original issue price. Any sale by you prior to the maturity date could result in a substantial loss to you. See the immediately following risk factor for information about additional factors that will impact any secondary market prices of the securities.

The securities are not designed to be short-term trading instruments. Accordingly, you should be able and willing to hold your securities to maturity. See “— Secondary trading may be limited” below.

▪	Secondary market prices of the securities will be impacted by many economic and market factors. The secondary market price of the securities during their term will be impacted by a number of economic and market factors, which may either offset or magnify each other, aside from the selling commissions, structuring fee, projected hedging profits, if any, estimated hedging costs and the values of the basket components, including:
o	any actual or potential change in our or JPMorgan Chase & Co.’s creditworthiness or credit spreads;
o	customary bid-ask spreads for similarly sized trades;
o	our internal secondary market funding rates for structured debt issuances;
o	the actual and expected volatility of the basket components;
o	the time to maturity of the securities;
o	the dividend rates on the underlying stocks;
o	the actual and expected positive or negative correlation among the basket components, or the actual and expected absence of any such correlation;
o	interest and yield rates in the market generally;
o	the occurrence of certain events affecting the issuer of an underlying stock that may or may not require an adjustment to its stock adjustment factor, including a merger or acquisition; and
o	a variety of other economic, financial, political, regulatory and judicial events.

Additionally, independent pricing vendors and/or third party broker-dealers may publish a price for the securities, which may also be reflected on customer account statements. This price may be different (higher or lower) than the price of the securities, if any, at which JPMS may be willing to purchase your securities in the secondary market.

Risks Relating to the Basket Components

▪	Investing in the securities is not equivalent to investing in the basket or the basket components. Investing in the securities is not equivalent to investing in the basket or the basket components. Investors in the securities will not have voting rights or rights to receive dividends or other distributions or any other rights with respect to the basket components.
▪	No affiliation with the issuers of the underlying stocks. Each of the issuers of the underlying stocks is not an affiliate of ours, is not involved with this offering in any way, and has no obligation to consider your interests in taking any corporate actions that might affect the value of the securities. We have not made any due diligence inquiry with respect to the issuers of the underlying stocks in connection with this offering.

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▪	We may engage in business with or involving an issuer of an underlying stock without regard to your interests. We or our affiliates may presently or from time to time engage in business with an issuer of an underlying stock without regard to your interests and thus may acquire non-public information about that issuer. Neither we nor any of our affiliates undertakes to disclose any such information to you. In addition, we or our affiliates from time to time have published and in the future may publish research reports with respect to an issuer of an underlying stock, which may or may not recommend that investors buy or hold that underlying stock.
▪	Limited trading history with the Class A common stock of DraftKings Inc. The Class A common stock of DraftKings Inc. commenced trading on The NASDAQ Stock Market on April 24, 2020 following a merger with a special purpose acquisition company and therefore has limited historical performance. Accordingly, historical information for the Class A common stock of DraftKings Inc. is available only since that date. Past performance should not be considered indicative of future performance.
▪	Governmental legislative and regulatory actions, including sanctions, could adversely affect your investment in the securities. Governmental legislative and regulatory actions, including, without limitation, sanctions-related actions by the U.S. or a foreign government, could prohibit or otherwise restrict persons from holding the securities or one or more of the underlying stocks, or engaging in transactions in them, and any such action could adversely affect the value of the securities or one or more of the underlying stocks. These legislative and regulatory actions could result in restrictions on the securities or the delisting of one or more of the underlying stocks. You may lose a significant portion or all of your initial investment in the securities, including if one or more of the underlying stocks are delisted or if you are forced to divest the securities due to the government mandates, especially if such divestment must be made at a time when the value of the securities has declined.
▪	The anti-dilution protection for the underlying stocks is limited and may be discretionary. The calculation agent will make adjustments to the stock adjustment factor of an underlying stock and other adjustments for certain corporate events affecting that underlying stock. However, the calculation agent will not make an adjustment in response to all events that could affect any underlying stock. If an event occurs that does not require the calculation agent to make an adjustment, the value of the securities may be materially and adversely affected. You should also be aware that the calculation agent may make adjustments in response to events that are not described in the accompanying product supplement to account for any diluting or concentrative effect, but the calculation agent is under no obligation to do so or to consider your interests as a holder of the securities in making these determinations.

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Basket Overview

The basket is an equally weighted basket composed of three underlying stocks.

Basket Components

All information contained in this document on the underlying stocks and on the underlying stock issuers is derived from publicly available sources, without independent verification. Each underlying stock is registered under the Securities Exchange Act of 1934, as amended, which we refer to as the Exchange Act, and is listed on the exchange provided in the table below, which we refer to as the relevant exchange for purposes of that underlying stock in the accompanying product supplement. Information provided to or filed with the SEC by an underlying stock issuer pursuant to the Exchange Act can be located by reference to the SEC file number provided in the table below, and can be accessed through www.sec.gov.

Apple Inc.  Apple Inc. designs, manufactures and markets smartphones, personal computers, tablets, wearables and accessories and sells a variety of related services.

Amazon.com, Inc.  Amazon.com, Inc. serves consumers through its online and physical stores; manufactures and sells electronic devices; develops and produces media content; offers programs that enable sellers to sell their products in its stores and to fulfill orders through Amazon.com, Inc.; offers developers and enterprises a set of technology services, including compute, storage, database, analytics and machine learning, and other services; serves authors and independent publishers with an online service that lets independent authors and publishers choose a royalty option and make their books available in the Kindle Store, along with its own publishing arm; and offers programs that allow authors, musicians, filmmakers, skill and app developers and others to publish and sell content.

DraftKings Inc.  DraftKings Inc. is a digital sports entertainment and gaming company that provides users with daily fantasy sports, sports betting and online casino opportunities and that is also involved in the design, development and licensing of sports betting and casino gaming software for online and retail sportsbook and casino gaming products.

Basket component information as of July 26, 2021
Underlying stock issuer	Bloomberg Ticker Symbol	Relevant exchange	SEC file number	Current Value	52 Weeks Ago	52 Week High	52 Week Low	Basket component weighting
Apple Inc.	AAPL	The NASDAQ Stock Market	001-36743	$148.99	$94.81 (on 7/27/2020)	$149.15 (on 7/14/2021)	$93.25 (on 7/28/2020)	1/3
Amazon.com, Inc.	AMZN	The NASDAQ Stock Market	000-22513	$3,699.82	$3,055.21 (on 7/27/2020)	$3,731.41 (on 7/8/2021)	$2,951.95 (on 3/8/2021)	1/3
DraftKings Inc.	DKNG	The NASDAQ Stock Market	001-38908	$49.22	$35.12 (on 7/27/2020)	$71.98 (on 3/19/2021)	$31.61 (on 8/10/2020)	1/3

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The following graph is calculated to show the performance of the basket during the period from April 24, 2020 through July 26, 2021, assuming the basket components are weighted as set out above such that the initial basket value was 100 on April 24, 2020 and illustrates the effect of the offset and/or correlation among the basket components during that period. The graph does not take into account the upside payment, nor does it attempt to show your expected return on an investment in the securities. You cannot predict the future performance of any basket component or of the basket as a whole, or whether increases in the value of any basket component will be offset by decreases in the values of the other basket components. The historical value performance of the basket and the degree of correlation between the value trends of the basket components (or lack thereof) should not be taken as an indication of its future performance.

Historical Basket Performance January 4, 2016 through July 26, 2021

The following graphs set forth the official daily closing prices for each of the basket components (other than the Class A common stock of DraftKings Inc.) for the period from January 4, 2016 through July 26, 2021 and the historical performance of the Class A common stock of DraftKings Inc. based on the daily historical closing prices of one share of the Class A common stock of DraftKings Inc. from April 24, 2020 through July 16, 2021. The Class A common stock of DraftKings Inc. commenced trading on The NASDAQ Stock Market on April 24, 2020 following a merger with a special purpose acquisition company and therefore has limited historical performance. The related tables set forth the published high, low and end-of-quarter closing prices for, as well as dividends on, each basket component for each quarter in the same period. We obtained the closing prices information above and the information in the tables and graphs from the Bloomberg Professional® service (“Bloomberg”), without independent verification. The closing prices may have been adjusted by Bloomberg for corporate actions such as stock splits, public offerings, mergers and acquisitions, spin-offs, delistings and bankruptcy. The historical closing prices and historical performance of the basket components should not be taken as an indication of future performance, and no assurance can be given as to the closing prices and basket closing value on the valuation date. There can be no assurance that the basket will appreciate over the term of the securities so that you do not suffer a loss on your initial investment in the securities.

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Historical Performance of the Common Stock of Apple Inc. January 4, 2016 through July 26, 2021

160
140
120
100
80
60
40
20
0
Price ($)
Jan-16 Jul-16 Jan-17 Jul-17 Jan-18 Jul-18 Jan-19 Jul-19 Jan-20 Jul-20 Jan-21 Jul-21
Source: Bloomberg

Common Stock of Apple Inc.	High	Low	Period End	Dividends (Declared)
2016
First Quarter	$27.39	$23.36	$27.25	$0.1300
Second Quarter	$28.03	$22.59	$23.90	$0.1425
Third Quarter	$28.89	$23.75	$28.26	$0.1425
Fourth Quarter	$29.56	$26.43	$28.96	$0.1425
2017
First Quarter	$36.03	$29.01	$35.92	$0.1425
Second Quarter	$39.03	$35.17	$36.01	$0.1575
Third Quarter	$41.01	$35.68	$38.53	$0.1575
Fourth Quarter	$44.11	$38.37	$42.31	$0.1575
2018
First Quarter	$45.43	$38.79	$41.95	$0.1575
Second Quarter	$48.50	$40.58	$46.28	$0.1825
Third Quarter	$57.09	$45.98	$56.44	$0.1825
Fourth Quarter	$58.02	$36.71	$39.44	$0.1825
2019
First Quarter	$48.77	$35.55	$47.49	$0.1825
Second Quarter	$52.94	$43.33	$49.48	$0.1925
Third Quarter	$55.99	$48.34	$55.99	$0.1925
Fourth Quarter	$73.41	$54.74	$73.41	$0.1925
2020
First Quarter	$81.80	$56.09	$63.57	$0.1925
Second Quarter	$91.63	$60.23	$91.20	$0.2050
Third Quarter	$134.18	$91.03	$115.81	$0.2050
Fourth Quarter	$136.69	$108.77	$132.69	$0.2050
2021
First Quarter	$143.16	$116.36	$122.15	$0.2050
Second Quarter	$136.96	$122.77	$136.96	$0.2200
Third Quarter (through July 26, 2021)	$149.15	$137.27	$148.99	—

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Historical Performance of the Common Stock of Amazon.com, Inc. January 4, 2016 through July 26, 2021

4,000
3,500
3,000
2,500
2,000
1,500
1,000
500
0
Price ($)
Jan-16
Jul-16
Jan-17
Jul-17
Jan-18
Jul-18
Jan-19
Jul-19
Jan-20
Jul-20
Jan-21
Jul-21
Source: Bloomberg

Common Stock of Amazon.com, Inc.	High	Low	Period End	Dividends (Declared)
2016
First Quarter	$636.99	$482.07	$593.64	—
Second Quarter	$728.24	$586.14	$715.62	—
Third Quarter	$837.31	$725.68	$837.31	—
Fourth Quarter	$844.36	$719.07	$749.87	—
2017
First Quarter	$886.54	$753.67	$886.54	—
Second Quarter	$1,011.34	$884.67	$968.00	—
Third Quarter	$1,052.80	$938.60	$961.35	—
Fourth Quarter	$1,195.83	$957.10	$1,169.47	—
2018
First Quarter	$1,598.39	$1,189.01	$1,447.34	—
Second Quarter	$1,750.08	$1,371.99	$1,699.80	—
Third Quarter	$2,039.51	$1,693.96	$2,003.00	—
Fourth Quarter	$2,004.36	$1,343.96	$1,501.97	—
2019
First Quarter	$1,819.26	$1,500.28	$1,780.75	—
Second Quarter	$1,962.46	$1,692.69	$1,893.63	—
Third Quarter	$2,020.99	$1,725.45	$1,735.91	—
Fourth Quarter	$1,869.80	$1,705.51	$1,847.84	—
2020
First Quarter	$2,170.22	$1,676.61	$1,949.72	—
Second Quarter	$2,764.41	$1,906.59	$2,758.82	—
Third Quarter	$3,531.45	$2,878.70	$3,148.73	—
Fourth Quarter	$3,443.63	$3,004.48	$3,256.93	—
2021
First Quarter	$3,380.00	$3,380.00	$3,094.08	—
Second Quarter	$3,505.44	$3,151.94	$3,440.16	—

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Common Stock of Amazon.com, Inc.	High	Low	Period End	Dividends (Declared)
Third Quarter (through July 26, 2021)	$3,731.41	$3,432.97	$3,699.82	—

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Historical Performance of the Class A Common Stock of DraftKings Inc. April 24, 2020 through July 26, 2021

80
70
60
50
40
30
20
10
0
Price ($)
Apr-20
Jun-20
Aug-20
Oct-20
Dec-20
Feb-21
Apr-21
Jun-21
Source: Bloomberg

Class A Common Stock of DraftKings Inc.	High	Low	Period End	Dividends (Declared)
2020
Second Quarter (from April 24, 2020)	$43.70	$18.24	$33.26	—
Third Quarter	$58.84	$29.50	$58.84	—
Fourth Quarter	$63.78	$35.40	$46.56	—
2021
First Quarter	$71.98	$44.86	$61.33	—
Second Quarter	$63.80	$40.99	$52.17	—
Third Quarter (through July 26, 2021)	$51.80	$43.79	$49.22	—

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Additional Information about the Securities

Please read this information in conjunction with the summary terms on the front cover of this document.

Additional Provisions:
Postponement of maturity date:	If the scheduled maturity date is not a business day, then the maturity date will be the following business day. If the scheduled valuation date is not a trading day or if a market disruption event occurs on that day so that the valuation date is postponed and falls less than three business days prior to the scheduled maturity date, the maturity date of the securities will be postponed to the third business day following the valuation date as postponed.
Minimum ticketing size:	$1,000 / 100 securities
Trustee:	Deutsche Bank Trust Company Americas (formerly Bankers Trust Company)
Calculation agent:	JPMS
The estimated value of the securities:

The estimated value of the securities set forth on the cover of this document is equal to the sum of the values of the following hypothetical components: (1) a fixed-income debt component with the same maturity as the securities, valued using the internal funding rate described below, and (2) the derivative or derivatives underlying the economic terms of the securities. The estimated value of the securities does not represent a minimum price at which JPMS would be willing to buy your securities in any secondary market (if any exists) at any time. The internal funding rate used in the determination of the estimated value of the securities may differ from the market-implied funding rate for vanilla fixed income instruments of a similar maturity issued by JPMorgan Chase & Co. or its affiliates. Any difference may be based on, among other things, our and our affiliates’ view of the funding value of the securities as well as the higher issuance, operational and ongoing liability management costs of the securities in comparison to those costs for the conventional fixed income instruments of JPMorgan Chase & Co. This internal funding rate is based on certain market inputs and assumptions, which may prove to be incorrect, and is intended to approximate the prevailing market replacement funding rate for the securities. The use of an internal funding rate and any potential changes to that rate may have an adverse effect on the terms of the securities and any secondary market prices of the securities. For additional information, see “Risk Factors — Risks Relating to the Estimated Value and Secondary Market Prices of the Securities — The estimated value of the securities is derived by reference to an internal funding rate” in this document. The value of the derivative or derivatives underlying the economic terms of the securities is derived from internal pricing models of our affiliates. These models are dependent on inputs such as the traded market prices of comparable derivative instruments and on various other inputs, some of which are market-observable, and which can include volatility, dividend rates, interest rates and other factors, as well as assumptions about future market events and/or environments. Accordingly, the estimated value of the securities on the pricing date is based on market conditions and other relevant factors and assumptions existing at that time. See “Risk Factors — Risks Relating to the Estimated Value and Secondary Market Prices of the Securities — The estimated value of the securities does not represent future values of the securities and may differ from others’ estimates” in this document.

The estimated value of the securities is lower than the original issue price of the securities because costs associated with selling, structuring and hedging the securities are included in the original issue price of the securities. These costs include the selling commissions paid to JPMS and other affiliated or unaffiliated dealers, the structuring fee, the projected profits, if any, that our affiliates expect to realize for assuming risks inherent in hedging our obligations under the securities and the estimated cost of hedging our obligations under the securities. Because hedging our obligations entails risk and may be influenced by market forces beyond our control, this hedging may result in a profit that is more or less than expected, or it may result in a loss. A portion of the profits, if any, realized in hedging our obligations under the securities may be allowed to other affiliated or unaffiliated dealers, and we or one or more of our affiliates will retain any remaining hedging profits. See “Risk Factors — Risks Relating to the Estimated Value and Secondary Market Prices of the Securities — The estimated value of the securities is lower than the original issue price (price to public) of the securities” in this document.

Secondary market prices of the securities:	For information about factors that will impact any secondary market prices of the securities, see “Risk Factors — Risks Relating to the Estimated Value and Secondary Market Prices of the Securities —Secondary market prices of the securities will be impacted by many economic and market factors” in this document. In addition, we generally expect that some of the costs included in the original issue price of the securities will be partially paid back to you in connection with any repurchases of your securities by JPMS in an amount that will

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decline to zero over an initial predetermined period that is intended to be the shorter of two years and one-half of the stated term of the securities. The length of any such initial period reflects the structure of the securities, whether our affiliates expect to earn a profit in connection with our hedging activities, the estimated costs of hedging the securities and when these costs are incurred, as determined by our affiliates. See “Risk Factors — Risks Relating to the Estimated Value and Secondary Market Prices of the Securities — The value of the securities as published by JPMS (and which may be reflected on customer account statements) may be higher than the then-current estimated value of the securities for a limited time period.”
Tax considerations:

You should review carefully the section entitled “Material U.S. Federal Income Tax Consequences” in the accompanying product supplement no. MS-1-II. The following discussion, when read in combination with that section, constitutes the full opinion of our special tax counsel, Davis Polk & Wardwell LLP, regarding the material U.S. federal income tax consequences of owning and disposing of the securities.

Based on current market conditions, in the opinion of our special tax counsel, your securities should be treated as “open transactions” that are not debt instruments for U.S. federal income tax purposes, as more fully described in “Material U.S. Federal Income Tax Consequences — Tax Consequences to U.S. Holders — Notes Treated as Open Transactions That Are Not Debt Instruments” in the accompanying product supplement. Assuming this treatment is respected, the gain or loss on your securities should be treated as long-term capital gain or loss if you hold your securities for more than a year, whether or not you are an initial purchaser of securities at the issue price. However, the IRS or a court may not respect this treatment of the securities, in which case the timing and character of any income or loss on the securities could be materially and adversely affected. In addition, in 2007 Treasury and the IRS released a notice requesting comments on the U.S. federal income tax treatment of “prepaid forward contracts” and similar instruments. The notice focuses in particular on whether to require investors in these instruments to accrue income over the term of their investment. It also asks for comments on a number of related topics, including the character of income or loss with respect to these instruments; the relevance of factors such as the nature of the underlying property to which the instruments are linked; the degree, if any, to which income (including any mandated accruals) realized by non-U.S. investors should be subject to withholding tax; and whether these instruments are or should be subject to the “constructive ownership” regime, which very generally can operate to recharacterize certain long-term capital gain as ordinary income and impose a notional interest charge. While the notice requests comments on appropriate transition rules and effective dates, any Treasury regulations or other guidance promulgated after consideration of these issues could materially and adversely affect the tax consequences of an investment in the securities, possibly with retroactive effect. You should consult your tax adviser regarding the U.S. federal income tax consequences of an investment in the securities, including possible alternative treatments and the issues presented by this notice.

Section 871(m) of the Code and Treasury regulations promulgated thereunder (“Section 871(m)”) generally impose a 30% withholding tax (unless an income tax treaty applies) on dividend equivalents paid or deemed paid to Non-U.S. Holders with respect to certain financial instruments linked to U.S. equities or indices that include U.S. equities. Section 871(m) provides certain exceptions to this withholding regime, including for instruments linked to certain broad-based indices that meet requirements set forth in the applicable Treasury regulations. Additionally, a recent IRS notice excludes from the scope of Section 871(m) instruments issued prior to January 1, 2023 that do not have a delta of one with respect to underlying securities that could pay U.S.-source dividends for U.S. federal income tax purposes (each an “Underlying Security”). Based on certain determinations made by us, our special tax counsel is of the opinion that Section 871(m) should not apply to the securities with regard to Non-U.S. Holders. Our determination is not binding on the IRS, and the IRS may disagree with this determination. Section 871(m) is complex and its application may depend on your particular circumstances, including whether you enter into other transactions with respect to an Underlying Security. You should consult your tax adviser regarding the potential application of Section 871(m) to the securities.

Supplemental use of proceeds and hedging:

The securities are offered to meet investor demand for products that reflect the risk-return profile and market exposure provided by the securities. See “How the Jump Securities Work” in this document for an illustration of the risk-return profile of the securities and “Basket Overview” in this document for a description of the market exposure provided by the securities.

The original issue price of the securities is equal to the estimated value of the securities plus the selling commissions paid to JPMS and other affiliated or unaffiliated dealers and the structuring fee, plus (minus) the projected profits (losses) that our affiliates expect to realize for assuming risks inherent in hedging our obligations under the securities, plus the estimated cost of hedging our obligations under the securities.

Benefit plan investor	See “Benefit Plan Investor Considerations” in the accompanying product supplement.

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considerations:
Supplemental plan of distribution:

Subject to regulatory constraints, JPMS intends to use its reasonable efforts to offer to purchase the securities in the secondary market, but is not required to do so. JPMS, acting as agent for JPMorgan Financial, will pay all of the selling commissions it receives from us to Morgan Stanley Wealth Management. In addition, Morgan Stanley Wealth Management will receive a structuring fee as set forth on the cover of this document for each security.

We or our affiliate may enter into swap agreements or related hedge transactions with one of our other affiliates or unaffiliated counterparties in connection with the sale of the securities and JPMS and/or an affiliate may earn additional income as a result of payments pursuant to the swap or related hedge transactions. See “— Supplemental use of proceeds and hedging” above and “Use of Proceeds and Hedging” in the accompanying product supplement.

We expect that delivery of the securities will be made against payment for the securities on or about the original issue date set forth on the front cover of this document, which will be the third business day following the pricing date of the securities (this settlement cycle being referred to as “T+3”). Under Rule 15c6-1 of the Securities Exchange Act of 1934, as amended, trades in the secondary market generally are required to settle in two business days, unless the parties to that trade expressly agree otherwise. Accordingly, purchasers who wish to trade securities on any date prior to two business days before delivery will be required to specify an alternate settlement cycle at the time of any such trade to prevent a failed settlement and should consult their own advisors.

Validity of the securities and the guarantee:	In the opinion of Davis Polk & Wardwell LLP, as special products counsel to JPMorgan Financial and JPMorgan Chase & Co., when the securities offered by this pricing supplement have been executed and issued by JPMorgan Financial and authenticated by the trustee pursuant to the indenture, and delivered against payment as contemplated herein, such securities will be valid and binding obligations of JPMorgan Financial and the related guarantee will constitute a valid and binding obligation of JPMorgan Chase & Co., enforceable in accordance with their terms, subject to applicable bankruptcy, insolvency and similar laws affecting creditors’ rights generally, concepts of reasonableness and equitable principles of general applicability (including, without limitation, concepts of good faith, fair dealing and the lack of bad faith), provided that such counsel expresses no opinion as to the effect of fraudulent conveyance, fraudulent transfer or similar provision of applicable law on the conclusions expressed above. This opinion is given as of the date hereof and is limited to the laws of the State of New York, the General Corporation Law of the State of Delaware and the Delaware Limited Liability Company Act. In addition, this opinion is subject to customary assumptions about the trustee’s authorization, execution and delivery of the indenture and its authentication of the securities and the validity, binding nature and enforceability of the indenture with respect to the trustee, all as stated in the letter of such counsel dated February 26, 2020, which was filed as an exhibit to the Registration Statement on Form S-3 by JPMorgan Financial and JPMorgan Chase & Co. on February 26, 2020.
Where you can find more information:

You should read this document together with the accompanying prospectus, as supplemented by the accompanying prospectus supplement relating to our Series A medium-term notes of which these securities are a part, and the more detailed information contained in the accompanying product supplement.

This document, together with the documents listed below, contains the terms of the securities and supersedes all other prior or contemporaneous oral statements as well as any other written materials including preliminary or indicative pricing terms, correspondence, trade ideas, structures for implementation, sample structures, stand-alone fact sheets, brochures or other educational materials of ours. You should carefully consider, among other things, the matters set forth in the “Risk Factors” sections of the accompanying prospectus supplement and the accompanying product supplement, as the securities involve risks not associated with conventional debt securities. We urge you to consult your investment, legal, tax, accounting and other advisers before you invest in the securities.

You may access these documents on the SEC website at www.sec.gov as follows (or if such address has changed, by reviewing our filings for the relevant date on the SEC website):

• Product supplement no. MS-1-II dated November 4, 2020:

http://www.sec.gov/Archives/edgar/data/19617/000095010320021469/crt_dp139325-424b2.pdf

• Prospectus supplement and prospectus, each dated April 8, 2020:

http://www.sec.gov/Archives/edgar/data/19617/000095010320007214/crt_dp124361-424b2.pdf

Our Central Index Key, or CIK, on the SEC website is 1665650, and JPMorgan Chase & Co.’s CIK is 19617.

As used in this document, “we,” “us,” and “our” refer to JPMorgan Financial.

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